UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 7, 2025

Marblegate Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-56734	92-2142791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Greenwich Office Park, Suite 400

Greenwich, Connecticut, 06831

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (203) 210-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On April 10, 2025, Marblegate Capital Corporation (the “Company”) issued a press release announcing that: (i) on April 7, 2025, it had closed its previously-announced business combination (the “Business Combination”) pursuant to that certain Business Combination Agreement, dated February 14, 2023, by and among the Company, Marblegate Acquisition Corp. (“MAC”), Marblegate Asset Management, LLC, MAC Merger Sub, Inc., DePalma Acquisition I LLC, and DePalma Acquisition II LLC and (ii) the Company had received approval from the OTC Markets Group Inc. (the “OTC Markets”) for quotation of the Company’s common stock and warrants on the OTCQX® Best Market tier (“OTCQX”) operated on the OTC Markets under the symbols “MGTE” and “MGTEW”, respectively. The Company’s common stock and warrants commenced trading on OTCQX at the open of business on April 10, 2025. The Company is the go-forward company following the consummation of the Business Combination. Prior to the consummation of the Business Combination, MAC’s units, Class A common stock, and warrants previously traded on The Nasdaq Stock Market LLC under the symbols “GATEU”, “GATE”, and “GATEW”, respectively.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press Release, dated April 10, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2025

Marblegate Capital Corporation

By:	/s/ Jeffrey Kravetz

Name:	Jeffrey Kravetz
Title:	Chief Financial Officer